Open Joint Stock Company "Smolenergy"
and subsidiary LLC "Gorstovoe"

Interim Consolidated Financial Statements

Six months ended 30 June 2007

with report of Independent Auditors

Contents

1. Report or Independent Registered Public Accounting Firm	3

2. CONSOLIDATED FINANCIAL STaTEMENTS	4
2.1. Consolidated Balance Sheets	4
2.2. Consolidated Statements of Income	5
2.3. Consolidated Statements of Cash Flow	6
2.4 Consolidated Statements of Ñhanges in Shareholder s Equity	7

3. Notes to the Consolidated Financial Statements	8

2. FINANCIAL STATEMENTS
2.1. Balance Sheets

Consolidated Balance Sheets

OJSC "Smolenergy" and subsidiary LLC "Gorstovoye"

in '000 United States dollars	Notes	June 30 2007	December 31 2006
Assets
Current assets
Cash and equivalents	6	0.8	0.0
Prepayments to vendors & suppliers	7	243.4	0.0
Accounts receivable from customers	7	50.4	0.0
Accounts receivable from shareholders	7	0.0	3.8
Inventory	8	35.8	0.0
Total current assets		330.4	3.8
Non-current assets
Mineral rights	5	0.0	0.0
Property, plant and equipment	9	1.1	0.0
Nonstruction-in-progress	10	15,259.6	0.0
Goodwill	5	19,149.6	0.0
Non-current deferred income tax	11	24.6	0.0
Other assets	11	1,496.7	0.0
Total non-current assets		35,931.6	0.0
Total assets		36,262.0	3.8
Liabilities and Shareholders Equity
Current liabilities
Debt on the purchase agreement	4	26,000.0	0.0
Loans payble	12	680.1	0.0
Accounts payable to vendors & suppliers	13	1,037.8	0.0
Taxes payable	13	50.0	0.0
Salaries payable	13	39.9	0.0
Total current liabilities		27,807.8	0.0
Non-current liabilities
Long term deffered tax liabilities	14	1,873.1	0.0
Total liabilities		29,680.9	0.0
Minority interest	5	6,580.0	0.0
Shareholders equity:
Common stock par value 10 RUR (shares issued and outstanding: 100,000 as of May 25,2007 and December 31,2006)	16	3.8	3.8
Retained earnings(deficit)	15	(2.8)	0.0
Current retained earnings	15	(52.3)	-
Other comprehensive gains	3	52.4	-
Total shareholders equity		1.1	3.8
Total liabilities and shareholders equity		36,262.0	3.8

OJSC «Smolenergy»	________________
07.09.2007

Statement of Income
OJSC "Smolenergy" and subsidiary LLC "Gorstovoye"

in 000 US $	Notes	6 months ended June 30 2007	6 months ended June 30 2006
Sales
Revenue		-	-
Costs and expenses			-
Amortization		(0.3)	-
Corporate administration		(20.2)
Operating Income/Loss		(20.5)
Other income (expense)			-
Other operating income	2, 3	41.5
Litigation expenses	18	(149.9)
other expenses		(1.4)	-
Income from continuing operations before income tax and other items		(130.2)
Income tax		(4,7)
Minority interest		(82,6)
Net income for the period		(52,3)	-

OJSC «Smolenergy»	________________
07.09.2007

Consolidated Statements of Cash Flows
OJSC "Smolenergy" and subsidiary LLC "Gorstovoye"
	in 000 US $	Notes	6 months ended June 30 2007	6 months ended June 30 2006
A.	Cash flows from operating activities
	Cash inflows operating activities		-	-
	Cash outflows from operating activities		(24.0)	-
	Cash paid to suppliers		(1.2)	-
	Cash paid for administrative expenses		(5.1)	-
	Cash paid for salaries and social insurance		(17.8)	-
	Net cash inflow (outflow) from operating activies		(24.0)	-
B.	Cash flows from investing activities:
	Cash outflows (investments)		-	-
	Cash inflows		12.8	-
	bank deposit Gorstovoe 25 May2007		12.8	-
	Net cash inflow (outflow) from investing activities		12.8
C.	Cash inflows (outflow) from financial activities:
	Cash inflows (obtained from the following sources):		12.1	-
	from stock holders		3.9	-
	loans received		8.2	-
	Cash outflows (cash payments related to financing)		-	-
	Net cash inflow (outflow) from financial activities		12.1
D.	Net cash inflow (outflow) from currency exchange rate changes		-	-
	Currency translation adjustments (net)		-
	Net increase (decrease) in cash during the period		0.8
	Cash at beginning of year		-	-
	Cash at end of year		0.8	-

OJSC «Smolenergy»	________________
07.09.2007

Consolidated Statements of Changes in Shareholders' Equity.
OJSC "Smolenergy" and subsidiary LLC "Gorstovoye"

		6 months ended June 30 2007		6 months ended June 30 2006
	Notes	in 000 US $	Number of shares	in 000 US $	Number of shares
Chartered capital
at Jan 1st	16	3.8	100 000	-	-
additions		-
at Jun 30 th	16	3.8	100 000	-	-

Retained earnings
at Jan 1st		-		-	-
Net Income/ Loss		(52.3)
at June 30 th		(48.5)
Currency translation adjustments (net)		52.4
Total stockholders' capital		1.1

OJSC «Smolenergy»	________________
07.09.2007

3. NOTES TO THE FINANCIAL STATEMENTS

1. Operations and Business

The Open Joint Stock Company ("OJSC") Smolenergy was formed in 28 October 2006 in accordance with the Federal Law dated 26 December 1995 “On Joint Stock Companies” to attract investments to the Russian energy sector.

Address of the Company: RF, 121059, Moscow, Quay T. Shevchenko, 1/2, Boxes 27,

OJSC “Smolenergy” issued 10,000 common stocks par value 10.0 RUR. All the shares issued and outstanding: 100,000 RUR as of June 30, 2007 and December 31, 2006.

Stock owners of the enterprise: Bagay Evgeny - 25%; Kamennoy Elias - 5%; Fedosov Evgeny - 70%.

Leader to organizations: General Director - Tashan Arsen

On May 25, 2007 OJSC “Smolenergy” gained control over Limited Liability Company “Gorstovoe” by buying 51% of its shares. According to the Russian legislation the contract becomes effective from the date of notifying the Company (LLC “Gorstovoe”) of the change of its shareholders. This notification was also done on May 25, 2007. The formal procedure of registering the legal documents within Russian tax authorities has not been completed on the date of the financial statements. The management believes that the registration will be completed shortly and it won’t influence these financial statements.

Limited Liability Company Gorstovoe (“Gorstovoe”) was incorporated on April 23, 2002 in Tomsk city in accordance to the Federal Law ¹ 14 dated February 08, 1998 “About societies with limited liability”. The assets of construction-in-progress are situated in Tomsk region nearby Strejevoi settlement. The office of LLC “Gorstovoe” is situated in Tomsk city.

Gorstovoe’s main activity is investing in assets directed to oil and petroleum gas production. The production will start after completion of necessary construction work.

Gorstovoe has obtained licenses from the government authorities for:

•
exploration activity, mineral exploration, mining operations of oil and gas in Gorstovoe oilfield, the license is valid till March 18, 2014. LLC Gorstovoe has licensing agreement of use conditions in Gorstovoe oilfield which is the integral part of the license.

•	well operations, the license is valid till January 31, 2008.

•	mining of soil, the license is valid till December 31, 2008.

•	surveyor operations, the license is valid till May 31, 2009.

•	underground water extraction, the license is valid till December 31, 2010.

On April 20, 2007 LLC Gorstovoe was warned by the Federal Agency of Ministry of Natural resources about following inconsistencies with the terms of the license agreement for exploration of the Gorstovoe oilfield:

1.	Plan of operation and maintenance phase of exploitation has not been submitted to the Federal Agency, as well as the estimations of total oil reserves in the oilfield.

2.	Plan of liquidation of occasional oil splits has not been submitted to the Federal Agency.

According to this notification issued on April 20, 2007 LLC Gorstovoe has 9 months to eliminate these violations.

Management of LLC Gorstovoe is doing all necessary steps to eliminate the inconsistencies within this period.

LLC “Gorstovoe” has engaged oil research institute “TomskNIPINeft” to present Plan of operation and maintenance phase of exploitation of Gorstovoe oilfield (contract #PR758 dated 16 June 2007).

The second task is solved by specialized company LLC “Sibhimmashprom” on the contact #5/1-07-PR dated 16 July 2007 with LLC “Gorstovoe”. According to the contact Plan of liquidation of occasional oil splits should be agreed with authorities within requested period.

The management of the Company is sure that these contracts will solve all requirements of the Federal Agency of Ministry of Natural resources and the warning will be withdrawn.

OJSC “Smolenergy” and its subsidiary - LLC “Gorstovoye”, (collectively the "Company" or the "Group"), will be principally engaged in the project of buying, development and mastering “Gorstovoe” oil deposit.

In accordance with License 1315/TOM/11289NE from August 28, 2002 and data by Project of the OJSC “Smolenergy" works on this oil deposit is expected to begin during 2007-2011, gradually enlarging, mining hydrocarbon cheese, enlarge the commercial base, build get fat infrastructure, oil deposit realize the hydro-carbon raw material on export and inwardly Russia, prepare the base for own conversion gained to oil, for what bore during 2007-20011. 146 deep bore holes by depth before 3000 m. with their following usage.

The Base of the Project forms bore activity. For accommodation 200 bore holes on license territory are prepared all area for boring. Average estimation resource to oil of all areas on categories C2, which will be translated in spares of the oil category C1+C2, forms 6.063 million tons. Design depth of the bore holes 3000 m.

2. Previous version of the Company’s Financial Statements

The accompanying financial statements for the six month ended 30 June 2007 are revised version of previously issued financial statements dated 27 June 2007.

The restatement was made in compliance with SFAS 154 “Accounting Changes and Error Corrections” for presenting to users of the Financial Statements more reliable information about financial position of the Company. The restatement is caused by significant change in the Company’s accounting policy about the revenue recognition from barter operations.

According to the present accounting policy of the Company did not recognize the gross revenues and related cost of sales in the accompanying financial statements (see note 3 “Significant Accounting Policies” Chapter “Revenue recognition”).

Due to above-mentioned, some points of Financial Statements changed in the following way:

	Restated Financial	Previous version of the
	Statements	Financial Statements
	thousand USD	thousand USD
Income Statement
Revenue from sales	-	41,711.9
Cost of sales	-	(41,670.4)
Amortization	(0.3)	(0.3)
Corporate administration	(20.2)	(20.2)
Operating Income/Loss	(20.5)	21.0
Other operating income	41.5	-
Other items of income statement	No change
Balance Sheet	No change
Cash-flow statement	No change
Statement of changes in shareholder’s equity	No change

3. Significant Accounting Policies

Provisional accounting

These Interim Consolidated Financial Statements six month ended June 30, 2007 are to provide consolidated information about OJSC “Smolenergy” and its newly acquired subsidiary LLC “Gorstovoe”. The acquisition was made on May 25, 2007.

Since the date of the financial statements is very close to the date of the acquisition the management of the Company didn’t have sufficient period time to meet all the requirements of SFAS 141, Business Combinations in estimating the fair value of acquired assets and liabilities by the professional appraiser. Assuming this fact, the management in evaluating the fair values of newly acquired assets and liabilities relied on its own best knowledge and the opinion of its Gorstovoe’s technical and accountant staff.

This implies that in the financial statements for 30 June 2007 the Company used certain Provisions which are disclosed in the following Notes (“Provisional accounting method”). These financial statements could be restated in the future periods if any substantial departures from actual information are revealed.

Form and Content of the Interim Consolidated Financial Statements

The Company maintains its books and records in accordance with accounting and taxation principles and practices mandated by the Russian legislation. The accompanying interim condensed consolidated financial statements were derived from the Company's Russian statutory books and records with adjustments made to present them in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

The accompanying consolidated financial statements differ from the financial statements issued for statutory purposes in Russia in that they reflect certain adjustments, not recorded in the Company's statutory books, which are appropriate to present the financial position, results of operations and cash flows in accordance with US GAAP. The principal adjustments relate to: (1) recognition of certain expenses; (2) valuation and depreciation of property, plant and equipment; (3) foreign currency translation; (4) deferred income taxes; (5) valuation allowances for unrecoverable assets; (6) accounting for the time value of money; (7) accounting for investments in oil and gas property and conveyances; (8) consolidation principles; (9) recognition and disclosure of guarantees, contingencies, commitments and certain assets and liabilities; (10) business combinations and goodwill.

The results of operations for the six month ended 30 June 2007 are not indicative of the results of operations for the full year. The Company intends to elaborate Gorstovoe oilfield in 2007. Revenues and expenses from this activity will be disclosed in the financial statements for subsequent periods beginning from the 3rd quarter 2007.

Management Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet as well as the amounts of revenues and expenses recognized during the reporting periods.

Certain significant estimates and assumptions for the Company include: estimation of mineral rights and construction-in-progress; fair value measurements; classification of certain debt amounts. The most significant estimates are made in connection with LLC Gorstovoe aquisition. Management believes it has a reasonable and appropriate basis for its judgment pertaining to its estimates and assumptions. However, actual results could differ from those estimates.

Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS ¹ 52, “Foreign Currency Translation” (“SFAS 52”). The Company’s functional currency is the Russian Ruble. Under SFAS 52, all assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal period. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss). For the six months ended 30 June 2007 these translation adjustment gain equals to $ 52,418.

The principal exchange rates against US dollars were:

	30 June 2007	31December 2006
AVERAGE RUR	25.9659	27.1318

CLOSING RUR	25.8162	26.3311

Revenue Recognition

Oil and Gas Revenues

The Company currently has no oil an gas revenues from operations. The Company will recognize oil and gas revenue from its interests in producing wells as oil and gas is produced and sold from those wells.

Trading Revenues

The Company enters into contracts with third parties to purchase and sell crude oil and gas products under barter arrangements.

During the six months ended June 30, 2007 the Company entered into barter contracts with a third parties for exchange gasoline and diesel fuel. Total purchases aggregated $ 41, 670,400, total sales equal $ 41,711,900. The net effect of the transactions was a $ 41,500 and is included in other operating income.

Under Russia Generally Accepted Accounting Principles the $ 41,711,900 is recognized as revenues and the $41, 670,400 is recognized as costs of revenues.

Since there was a nominal risk of loss and no cash consideration, in accordance with U.S. Generally Accepted Accounting Principles, the Company did not recognize the gross revenues and related cost of sales in the accompanying financial statements.

Income Taxes

The Company follows the provisions of Accounting Principles Board Opinion ("APB") 28, Interim Financial Reporting, to arrive at the effective tax rate. The effective tax rate is the best estimate of the expected annual tax rate to be applied to the taxable income for the current reporting period. The rate is based on the currently enacted tax rate (24%) and includes estimates of the annual tax effect of permanent differences and the realization of certain deferred tax assets.

The Company’s for taxes pursuant to SFAS ¹ 109, “Accounting for Income Taxes”. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

The Company’s long-term deferred tax liability is 1.873 mln US $ is the difference between estimated amount of construction-in-progress and its historical cost used for tax purposes.

Environmental liabilities

Liabilities for environmental remediation are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

Pension and post-employment benefits

The Company’s mandatory contributions to the governmental pension plan are expensed when incurred. Discretionary pensions and other post-employment benefits are not material.

Comprehensive Income

The Company adopted Statement of Financial Accounting Standard (“SFAS”) ¹ 130, “Reporting Comprehensive Income” SFAS ¹ 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements.

Financial Instruments

Fair Value

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from the financial instruments.

Foreign Currency Risk Exchange restrictions and controls exist relating to converting Russian Rubles to other currencies. At present, the Russian Ruble is not a convertible currency outside the Russian Federation. Future movements in the exchange rates between the Russian Ruble and the US dollar will affect the carrying value of the Company’s Russian Ruble denominated monetary assets and liabilities. Such movements may also affect the Company’s ability to realize non-monetary assets represented in the US dollars in these consolidated financial statements. Any transaction of Russian Rubles amounts to US dollars should not be construed as a representation that such Russian Ruble amounts have been, could be, or will in the future be converted into US dollars at the exchange rate shown or at any other exchange rate.

Concentration of Credit Risk

SFAS No. 105 “Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk”, requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the six months ended June 30, 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Recent Accounting Standards

In May 2007, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") FIN 39-1, Amendment of FASB Interpretation No. 39, to amend paragraph 10 of FASB Interpretation ("FIN") 39, Offsetting of Amounts Related to Certain Contracts, to permit a reporting entity that is party to a master netting arrangement to offset the receivable or payable recognized upon payment or receipt of cash collateral against the fair value amounts recognized against derivative instruments that had been offset under the same master netting arrangement in accordance with paragraph 10.

FSP FIN 39-1 also amends paragraph 3 of FIN 39 to replace the terms, "conditional contracts" and "exchange contracts," with the broader term, "derivative contracts," as defined in SFAS 133, Accounting for Derivative Instruments and Hedging Activities. FSP FIN 39-1 applies to fiscal years beginning after November 15, 2007, with early application permitted. The Company expects that FSP FIN 39-1 will not have a material impact on the Company's financial statements.

In May 2007, the FASB issued FSP FIN 48-1, Definition of Settlement in FASB Interpretation No. 48, an amendment of FIN 48, Accounting for Uncertainty in Income Taxes, to clarify that a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits in accordance with paragraph 10(b) of that Interpretation if (a) the taxing authority has completed all of its required or expected examination procedures, (b) the enterprise does not intend to appeal or litigate any aspect of the tax position, and (c) it is considered remote that the taxing authority would reexamine the tax position. FSP FIN 48-1 is effective as of the same dates as FIN 48, with retrospective application required for entities that have not applied FIN 48 in a manner consistent with the provisions of the proposed FSP. The Company expects that FSP FIN 48-1 will not have a material impact on the Company's financial statements.

4. Acquisitions

On 25 May 2007 OJSC “Smolenergy” acquired 51% share of Limited Liability Company “Gorstovoe” for 26 mln. US dollars from its former shareholder JSC “Ariust”.

According to the purchase contract OJSC “Smolenergy” should pay RUR 3,250,000 (US$ 125,481 at the CBR exchange rate as of the contract date) within 2 month from 25 May 2007. The rest of the debt OJSC “Smolenergy” should pay until 1 October 2007.

In 12 July 2007, the Company paid RUB 3,250,000 (US$ 125,481 at the CBR exchange rate as of the contract date) and intends to meet the deadline for the rest of the payment to fulfill its obligations on the purchase contract. Following this purchase contract the Company also intends to buy additional 39% of LLC Gorstovoe to get 90% of its shares in the nearest future.

LLC Gorstovoe’s main assets directed to oil and petroleum gas production. It has a necessary licenses from the government authorities for exploration activity, mineral exploration, mining operations of oil and gas in Gorstovoe oilfield. LLC Gorstovoe also has initial construction-in-progress assets which are disclosed in the corresponding Note. The production will start after completion of necessary construction work.

The primary reason for this acquisition is to attract foreign investments to the project of development and mastering “Gorstovoe” oil deposit. Under the provisional accounting method the purchase price was not fully allocated to the fair values of assets acquired and liabilities assumed. The positive goodwill of 19.149 mln US$ will be partially allocated in the future periods to the mineral rights emerging from active licensing agreements of LLC Gorstovoe.

Pro forma financial information of the Company as of 25 May 2007 (on the date of acquisition) is as follows:

In 000 US $		At cost	Fair values
Assets
Current assets
Cash and equivalents		12.8	12.8
Prepayments to vendors & suppliers		243.5	243.5
Accounts receivable from customers		1.1	1.1
Inventory		35.8	35.8
Prepayments
Total current assets		293.2	293.2
Non-current assets
Mineral rights		-	-
Property, plant and equipment at cost
Plant & Equipment		10.2	10.2
Less accumulated depreciation		(8.8)	(8.8)
Property, plant and equipment at cost (net)		1.4	1.4
Nonstruction-in-progress	*	7 430.9	15 210.1
Non-current deferred income tax		23.0	23.0
other assets		1 488.3	1 488.3
Total non-current assets		8 943.8	16 722.7
Total assets		9 237.0	17 015.9

Liabilities
Current liabilities
Loans payble		669.1	669.1
Accounts payable to vendors & suppliers		878.6	878.6
Taxes payable		32.6	32.6
Salaries payable		14.8	14.8
Total current liabilities		1 595.1	1 595.1
Non-current liabilities
Long term deferred tax liabilities	**		1 867.0
Total liabilities		1 595.1	3 462.1

For the date of the financial statements the management of the Company estimates that fair values of most of the assets and liabilities are not differ significantly from their historical cost. The only exceptions are Construction-in-Progress (*) and Long term deferred tax liabilities (**).

The Company’s revenue for the period before acquisition, 1 January 2007 - 25 May 2007, equals RUR 1,070,175 (US$ 41,453 at the CBR exchange rate as 30 June 2007). The revenue was received on the contract from selling crude oil to Alexandrovsky refinery on the contract #0108-07 dated 10 January 2007. However the operations lead to a loss of RUR 1,057,439 ((US$ 40,960 at the CBR exchange rate as 30 June 2007). Due to the acquisition was done on 25 May 2007 this revenue and losses were not consolidated the financial statements for 6 months ended 30 June 2007.

If the date of acquisition is 1 January 2007 the consolidated revenue of the Company for the six months ended 30 June 2007 would have been 41.75 mln. US$.

5. Goodwill, Minority interest, Oil and Gas properties

The calculation of Goodwill is as follows (see figures in the table above):

Purchase price = 26.00 mln US$

Net Assets = $13.55 mln US$ (17.015 mln$ - 3.462 mln$)

Goodwill = 19.09 mln US$ (26.00 mln US$ - 51% of 13.55 mln US$)

Minority interest = 6.64 mln US$ for 25 May 2007

Gorstovoe’s net loss for the period 25 May - 30 June 2007 is 0.168 mln US$

Minority interest for 30 June 2007 = 6.58 mln US$

The Company’s Oil and Gas properties consist of mineral rights to explore and develop Gorstovoe oilfield.

Assuming the warning made by Federal Agency of Ministry of Natural resources (see Note 1) and without having sufficient time to get an independent valuation of the Company’s properties emerging from these licensing agreements the Company under the provisional accounting method decided not to allocate the Goodwill to the fair value of its Oil and Gas Properties in its financial statement for the six months ended 30 June 2007. The Company intends to provide the valuation of its mineral rights in the following financial statements.

The historical cost of the licensing agreements is below the material level.

6. Cash and Cash Equivalents

Cash balances of 30 June 2007 and of 31 December 2006 consisted of the Company’s bank deposits denominated in Russian Rubles equivalent to 781 US $ and 0$ respectively.

7. Accounts and Notes Receivable

		May 30	December 31
In 000 US $		2007	2006

Accounts receivable from customers	(*)	50.4	-

Accounts receivable from stock holders	(**)	-	3.8

Prepayments to vendors & suppliers		243.4	-

i.e.:

JSC “Sibneftemash”, for design work		235.2	-

(*) The main part of the Company’s accounts receivable from customers $ 49,289 (out of $ 50,395) is a result of trade contracts with JSC ”TransregionProm” and JSC “NVK” (see Note 18)

(**) Since OJSC “Smolenergy” was organized in late 2006 it had no accounts receivable from customers for 31 December 2006. OJSC “Smolenergy” stock holders has paid their stocks in 1st quarter 2007. Thus the Company had accounts receivable from shareholders $ 3,829 in December 31, 2006.

8. Inventories

The Company’s inventories consist of materials and supplies of LLC “Gorstovoe” estimated 35,846 US $ on 30 June 2007. Due the materials were newly bought on an open market the managements believes that the cost of inventory is close to its fair values.

9. Property, Plant and Equipment

OJSC Smolenergy doesn’t have any fixed assets. The Company’s property for 30 June 2007 is LLC Gorstovoe’s computer and other electronic equipment which net carrying amount is 1,138 US $.

10. Construction-in-progress

The main assets of the Company are Construction-In-Progress items located mainly near Strezevoi settlement on Gorstovoe oilfield. Construction-in-progress was accounted at its historical cost and on May 25 2007 equaled to 7.43 mln US $. To meet the requirements of SFAS 141, Business Combinations the Company made its calculations of the fair value of these assets using certain Rise-in-prices indexes.

The results of these calculations are shown in the following table (in 000 US$ at the exchange rate of 25 May 2007):

Name of the item	Estimated fair values
Camp	534.7
Water supply point	100.1
Welt cluster 1 line skv93	310.1
Welt cluster 1 working place	120.2
Welt cluster 1 pipeline 1km	661.6
Production plant	86.5
Sand-pit	186.1
Oil monitor box	126.1
pipeline transportation Gorstovoe-Severnoe	5 730.1
PPiPN territory	52.6
PPiPN helicopter landing	101.2
PPiPN external wires	285.5
PPiPN elecrticity	569.2
PPiPN facilities	1 695.9
Oil wells	4 649.6
Total	15 210.1

The management admits that the real fair values of these assets could differ from the calculated amounts. But it believes that the differences won’t be significant. The management intends to perform an independent evaluation of its construction-in-progress assets till the end of the year.

On the exchange rate of 30 June 2007 these assets equals 15.259 mln US $. No other items of construction-in-progress assets were acquired in the period from May 25 till June 30, 2007.

11. Other non-current assets

		June 30	December 31
In 000 US$		2007	2006

VAT deductible after the	(*)	1,492	-

Construction-in-progress is completed

Deferred tax expenses		25	-

Other account receivable		4	-

Total		1,496	-

(*) The main item in this group is Value-Added Tax deductible after Construction-in-Progress is completed. This is a deferred tax expense related to VAT calculations.

12. Loans payable

	June 30	December 31
	2007	2006

LLC “Regiongazstroi”	6	-

LLC “Stroiservis”	20	-

LLC “Managerial Company

“Tomsktruboprovodstroi”	654	-

Total	680	-

The Company receives interest loans short-term loans from financial company and partners of business on account of performance in the future of well operations and oil sales. The interests accrued on loans in the 6 months 2007 to be paid in future were added to this item.

13. Other Accounts Payable, Accrued Liabilities and Taxes except Corporate Income Tax

	June 30	December 31
	2007	2006
Taxes payable	50.0	-
Salaries payable	39.9	-
Other Accounts Payable i.e.:
LLC “Stroiservis” for the promissory	758.6	-
notes of Sberbank
JSC “Insider” litigation account (see Note 19)	149.2	-
Indebtedness for rent, services etceteras	122.5	-

14. Financial investment

During the present fiscal period the Company didn’t invest its money in Financial Investment. Promissory notes of Sberbank bought from LLC “Stroiservis” were used as instrument of payment for repayment of the loans.

15. Retained Earnings (deficit)

The Company is financing from external sources. The Company’s operating profit doesn’t cover its other expenses. The deficit of the Company’s resourses is as follows:
	June 30	January 1
In 000 US$	2007	2007

Retained earnings (deficit)	(2.8)	-

Current retained earnings (deficit)	(52.3)	-

Total	(55.1)	-

16. Common stock

OJSC “Smolenergy” issued 10,000 common stocks par value 10.0 RUR. All the shares issued and outstanding: 100,000 RUR as of June 30, 2007 and December 31, 2006.

Stock owners of the enterprise: Bagay Evgeny - 25%; Kamennoy Elias - 5%; Fedosov Evgeny - 70%.

For the period from December 31, 2006 till June 30, 2007 Chartered Capital denominated in Russian Rubles hadn’t been changed.

17. Related Party Transactions

In the course of its usual activity, the Company regularly enters into transactions with other related enterprises. These transactions are directly or indirectly controlled by the Russian Government. Such enterprises are business units of LLC “Managerial Company “Tomsktruboprovodstroi”,. Management considers these business relations as part of regular activities in the Russian Federation and believes that they will remain unchanged in the foreseeable future.

Total amounts of transactions and balances with companies controlled by the Government of the Russian Federation as well as related party balances as of May 25,2007 are provided in the table below:

Loan agreement with LLC “Managerial Company “Tomsktruboprovodstroi” for 654,000 US $

18. Litigation expenses

LLC “Gorstovoe” has lost litigation process in the Moscow Arbitration Court (case #À40-67467/06-47-487). Total litigation expenses of LLC “Gorstovoe” on this process equal RUB 3.9 mln (approximately US$ 0.15 mln at the CBR exchange rate as of June 30, 2007).

19. Commitments and Contingencies

Business Environment

Whilst there have been improvements in the Russian economic situation, such as an increase in gross domestic product and a reduced rate of inflation, Russia continues economic reforms and development of its legal, tax and regulatory frameworks as required by a market economy. The future stability of the Russian economy is largely dependent upon these reforms and developments and the effectiveness of economic, financial and monetary measures undertaken by the government. In addition laws and regulations, including interpretations, enforcement and judicial processes, continue to evolve in Russia. Other laws and regulations and certain other restrictions producing a significant effect on the Company's industry, including, but not limited to the following issues: rights to use subsurface resources, environmental matters, site restoration, transportation and export, corporate governance, taxation, etc.

Taxation

Legislation and regulations regarding taxation in Russia continue to evolve. The various legislation and regulations are not always clearly written and their interpretation is subject to the opinions of the local, regional and national tax authorities. Instances of inconsistent opinions are not unusual.

The current regime of penalties and interest related to reported and discovered violations of Russia's laws, decrees and related regulations is severe. Interest and penalties are levied when an understatement of a tax liability is discovered. As a result, the amounts of penalties and interest can be significant in relation to the amounts of unreported taxes.

In Russia tax returns remain open and subject to inspection for a period of up to three years.

The Company didn’t perform an annual reconsolidation of its tax payments with the tax authorities. So its tax liabilities could be revised. The Company's management believes that the related tax contingencies are remote rather than possible and will not have any significant impact on the Company's financial statements.

Overall, management believes that the Company has paid or accrued all taxes that are applicable. For taxes other than income tax, where uncertainty exists, the Company has accrued tax liabilities based on management's best estimate of the probable outflow of resources embodying economic benefits, which will be required to settle these liabilities. Possible liabilities which were identified by management at the balance sheet date as those that can be subject to different interpretations of the tax laws and regulations are not accrued in the interim condensed consolidated financial statements.

Capital Commitments

The Company and its subsidiary are engaged in ongoing capital projects for exploration and development of production and drilling facilities. The budgets for these projects are generally set on an annual basis. Depending on the current market situation, actual expenditures may vary from the budgeted amounts.

The Company is seeking external sources of financing. Management believes that the Company will receive all the financing required to complete both existing and scheduled projects.

Environmental Matters

Due to the nature of its business, the Company is subject to federal legislation regulating environmental protection. The majority of environmental liabilities arise as a result of accidental oil spills and leaks that pollute land, and air pollution. The Company considers fines paid and other environmental liabilities as immaterial, given the scale of its operations.

Legislation that regulates environmental protection in the Russian Federation is evolving, and the Company evaluates its liabilities in accordance therewith. Currently it is not possible to reasonably estimate the liabilities of the Company which may be incurred should the legislation be amended.

The management believes that, based on the existing legislation, the Company is unlikely to have liabilities that need to be accrued in addition to the amounts already recognized in the interim condensed consolidated financial statements and that may have a material adverse effect on the operating results or financial position of the Company.

Guarantees and Indemnity

As of May 25, 2007, OJSC “Smolenergy” has provided guarantees for certain its debt on the purchase agreements with JSC “Ariust”. In accordance with the agreements, OJSC “Smolenergy” has pawned its 51% share of LLC “Gorstovoe” to pay JSC “Ariust” 26 mln. US $ as agreed in the contract.

Litigation, Claims and Assessments

LLC “Gorstovoe” is a defendant in litigation in the Moscow Arbitration Court (case #À40-3752/07-50-38). The claimant, LLC “Insider” is seeking LLC “Gorstovoe” to pay the debt of JSC “Tomsktruboprovodsroy” in the total amount of RUB 6.8 mln (approximately US$ 0.27 mln at the CBR exchange rate as of June 30, 2007). The claimant argues that LLC “Gorstovoe” signed an agreement to pay this debt for JSC “Tomsktruboprovodstroy”. LLC “Gorstovoe” argues that it didn’t took this obligation and the agreement is counterfeit. At present the verification of signatures is performed to be presented to the Court.

The Company’s management estimates the probability of winning this litigation process as very high. Thus no contingent liabilities were accrued in the financial statements.

The Company's management believes that the ultimate result of this litigation will not significantly affect the operating results or financial position of the Company.

License Agreements

In accordance with certain licence agreements or separate agreements concluded from time to time with the local and regional authorities the Company is required to maintain certain levels of expenditures for health, safety and environmental protection, as well as maintain certain level of capital expenditures. Generally these expenditures are within the normal operating and capital budgets and are accounted for when incurred in accordance with existing accounting policies for respective costs and expenses.

20. Segment Information

At present the Company has only one operational and geographical sector in its activity. Thus the management doesn’t determine any operating segments based on differences in the nature of their operations in accordance with SFAS 131, Disclosures about Segments of an Enterprise and Related Information..

21. Fair Value of Financial Instruments and Risk Management

The Company, in connection with its current activities, is exposed to various financial risks, such as foreign currency risks, interest rate risks and credit risks. The Company manages these risks and monitors its exposure on a regular basis.

The Company enters into contracts to economically hedge certain of its risks associated with RUB appreciation but these are not eligible for hedge accounting by SFAS 133.

22. Subsequent Events

On May 25, 2007 OJSC “Smolenergy” gained control over Limited Liability Company “Gorstovoe” by buying 51% of its shares. According to the Russian legislation the contract becomes effective from the date of the agreement. However the formal procedure of registering the legal documents within Russian tax authorities has not been completed on the date presenting these financial statements. The management believes that the registration will be completed shortly.

In 12 July 2007, the Company paid RUB 3,250,000 (US$ 24 million at the CBR exchange rate as of 25 May 2007) to LLC “Ariust” on the purchase agreement and intends to meet the deadline for the rest of the payment to fulfill its obligations on the contract. Following this acquisition the Company holds 51% share of its subsidiary.

The Company intends to continue the acquisition of LLC “Gorstovoe” by buying additional 39% of it’s shares in the nearest future.